UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 5, 2014

Hilton Worldwide Holdings Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36243	27-4384691
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7930 Jones Branch Drive, Suite 1100, McLean, Virginia 22102
(Address of Principal Executive Offices) (Zip Code)
(703) 883-1000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On December 5, 2014, Hilton Grand Vacations Trust I LLC, a wholly owned special purpose subsidiary of Hilton Worldwide Holdings Inc. (the “Company”), amended its $300 million receivables loan agreement that is secured by certain timeshare financing receivables originated by Hilton Resorts Corporation (“HRC”), a wholly owned subsidiary of the Company, with Wells Fargo Bank, National Association, as paying agent and securities intermediary, Deutsche Bank AG, New York Branch, and Bank of America, N.A., as committed lenders and managing agents, and Deutsche Bank Securities Inc., as administrative agent, to, among other things:

•	extend the commitment term from May 9, 2015 to December 5, 2016 (all loans will become due and payable 12 months after the end of the commitment term); and

•	reduce the usage fee prior to the end of the commitment term from 1.25% to 1.00%.

The timeshare financing receivables are secured by first mortgages or deeds of trust on timeshare interests in one or more residential units at timeshare resorts developed by HRC or a subsidiary of HRC.

Certain of the participants in the receivables loan agreement and their respective affiliates have performed and may in the future perform, various commercial banking, investment banking and other financial advisory services for the Company and its subsidiaries for which they have received, and will receive, customary fees and commissions.

The foregoing description of the amendment to the receivables loan agreement does not purport to be complete and is qualified in its entirety by reference to the amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1
Amendment No. 3 to Receivables Loan Agreement, effective as of December 5, 2014, among Hilton Grand Vacations Trust I LLC, as borrower, Wells Fargo Bank, National Association, as paying agent and securities intermediary, Deutsche Bank AG, New York Branch, as a committed lender and a managing agent, Bank of America, N.A., as a committed lender and a managing agent, and Deutsche Bank Securities, Inc., as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILTON WORLDWIDE HOLDINGS INC.

By:	/s/ Kevin J. Jacobs
Name:	Kevin J. Jacobs
Title:	Executive Vice President and Chief Financial Officer

Date: December 8, 2014